Exhbiti 10.8

SUBSCRIPTION AGREEMENT

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between FS Development Corp., a Delaware corporation (“FSD”), and Gemini Therapeutics, Inc., a Delaware corporation (“Target”), pursuant to a merger agreement to be entered into among FSD, Target, and the other parties thereto (the “Transaction Agreement”), FSD is seeking commitments from interested investors to purchase shares of Class A common stock, par value $0.0001 per share (the “Shares”), of FSD, for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, FSD is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 9,500,000 Shares, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and FSD agree as follows:

1. Subscription. The Investor hereby subscribes for and agrees to purchase from FSD at the Closing (as defined herein) the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction and immediately after the Merger (as defined in the Transaction Agreement). Upon (i) satisfaction or waiver of the conditions set forth in this Section 2 and Section 3 of this Subscription Agreement and (ii) delivery of written notice from (or on behalf of) FSD to the Investor (the “Closing Notice”) that FSD reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the undersigned (the “Closing Date”), the Investor shall deliver to FSD on the Closing Date the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by FSD in the Closing Notice (which account shall not be an escrow account) against delivery by FSD to the Investor on the Closing Date (A) the number of Shares set forth on the signature page of this Subscription Agreement in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, and (B) evidence from FSD’s transfer agent evidencing the issuance to the Investor of such Shares on and as of the Closing Date. If the closing of the Transaction does not occur within two (2) Business Days after the Closing Date, FSD shall promptly (but not later than two (2) Business Days after the Closing Date) return the funds so delivered by the Investor to FSD by wire transfer in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which commercial banks in New York, New York and Boston, Massachusetts are open for the general transaction of business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) no suspension of the qualification of the Shares for the offering or sale or trading on the Nasdaq Capital Market, or, to FSD’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred prior to the Closing;

(iii) all conditions precedent to the closing of the Transaction shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction); and

(iv) the Shares shall have been approved for listing on the Nasdaq Capital Market.

b. The obligation of FSD to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects), at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of FSD contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by FSD of each of the representations and warranties of FSD contained in this Subscription Agreement as of the Closing Date;

(ii) FSD shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) the terms of the Transaction Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Investor or FSD would reasonably expect to receive under this Subscription Agreement; and

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors thereunder unless the Investor has been offered substantially the same benefits.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. FSD Representations and Warranties. FSD represents and warrants to the Investor, as of the date hereof and as of the Closing Date that:

a. FSD has been duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under FSD’s certificate of incorporation (as amended to the Closing Date) or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by FSD and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of FSD and is enforceable against FSD in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by FSD with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FSD or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which FSD or any of its subsidiaries is a party or by which FSD or any of its subsidiaries is bound or to which any of the property or assets of FSD is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of FSD and its subsidiaries, taken as a whole or materially and adversely affect: (A) the ability of FSD to consummate the Transaction; (B) the validity of the Shares; or (C) the legal authority of FSD to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of FSD; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FSD or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of FSD to comply in all material respects with this Subscription Agreement.

e. FSD has made all filings required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”). As of their respective dates, all reports, the Registration Statement of FSD filed on Form S-1 dated July 24, 2020 (as amended), and the prospectus of FSD dated August 11, 2020 (the “SEC Reports”) required to be filed or actually filed by FSD with the SEC complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of FSD included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FSD as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by FSD from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. FSD has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in FSD other than the Other Subscription Agreement and the Transaction Agreement. No Other Subscription Agreement contains terms (economic or otherwise) more favorable to such Other Investor or investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

g. FSD is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FSD of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by The Nasdaq Capital Market, or such other applicable stock exchange on which FSD’s Class A common stock is then listed (the “Stock Exchange”), and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. FSD is in compliance with all applicable laws and rules of The Nasdaq Capital Market.

h. The authorized capital stock of FSD consists of 100,000,000 Shares of which 12,516,500 are outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share of which 3,018,750 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of FSD are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, FSD’s organizational documents or any contract to which FSD is a party or by which FSD is bound. Except as set forth in FSD’s organizational documents, there are no outstanding contractual obligations of FSD to repurchase, redeem or otherwise acquire any Shares or any capital equity of FSD. There are no securities or instruments issued by or to which FSD is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of FSD to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

i. The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. There is no suit, action, proceeding or investigation pending or, to the knowledge of FSD, threatened against FSD by Nasdaq or the SEC to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. FSD has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by FSD to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of FSD, threatened against FSD or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against FSD.

l. FSD has not received any written communication from a governmental authority that alleges that FSD is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

m. FSD is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents (as defined herein).

n. FSD acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide FSD with any notice thereof or otherwise make any delivery to the Investor pursuant to this Agreement. The Investor hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor.

6. Investor Representations and Warranties. The Investor represents and warrants to FSD that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A,(ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b. The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to FSD or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that FSD files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor understands and agrees that the Investor is purchasing the Shares from FSD. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by FSD, Target or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to FSD, Target or the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed the SEC Reports and any disclosure documents used in the offering of the Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any (i) have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) have independently made their own analysis and decision to invest in FSD.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and FSD, Target, or a representative of FSD or Target, and the Shares were offered to the Investor solely by direct contact between the Investor and FSD, Target, or a representative of FSD or Target. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Target, FSD, Jefferies LLC or SVB Leerink LLC (each a “Placement Agent”, and together, the “Placement Agents”) or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives), other than the representations and warranties of FSD contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in FSD.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in FSD’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in FSD.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives concerning FSD, Target, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of FSD, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the undersigned in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

m. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n. No disclosure or offering document has been prepared by either of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

o. Neither the Placement Agents nor any of their respective directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to FSD or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by FSD.

p. In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

q. When required to deliver payment to FSD pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

r. The Investor acknowledges that it is aware that the Placement Agents are acting as FSD’s placement agents or financial advisors and certain of the Placement Agents are acting as financial advisor to Target in connection with the Transaction.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, FSD agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 90th calendar day after the consummation of the Transaction (or 120th calendar day if the SEC notifies FSD that it will “review” the Registration Statement) and (2) the fifth business day after the date FSD is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”). FSD agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as FSD is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for FSD to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to FSD upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents FSD from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. FSD’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to FSD such information regarding the Investor, the securities of FSD held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by FSD to effect the registration of such Shares, and shall execute such documents in connection with such registration as FSD may reasonably request that are customary of a selling stockholder in similar situations, including providing that FSD shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout period or similar period or as permitted hereunder. Investor shall not be entitled to use the Registration Statement for an underwritten offering. For purposes of clarification, any failure by FSD to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve FSD of its obligations to file or effect the Registration Statement set forth in this Section 7. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), FSD will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange, and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, FSD will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as FSD remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

b. Notwithstanding anything to the contrary contained herein, FSD may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of FSD determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of FSD or would require premature disclosure of information that could materially adversely affect FSD (each such circumstance, a “Suspension Event”); provided, that, (I) FSD shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (II) FSD shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by FSD, the Investor will deliver to FSD or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

c. At its expense FSD shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by FSD of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from FSD (which notice shall not contain any material non-public information regarding FSD) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which FSD agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by FSD that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by FSD except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. FSD shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as FSD is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, FSD shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 shall have been duly assigned.

e. FSD shall indemnify the Investor (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, stockholders, advisers and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein or Investor omitted a material fact from such information.

f. Investor shall indemnify and hold harmless FSD, its directors, officers, agents and employees, and each person who controls FSD (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Investor furnished in writing to FSD by the Investor expressly for use therein. In no event shall the liability of Investor exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation. The Investor shall notify FSD promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Investor is aware.

g. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(g) shall be individual, not joint and several, and in no event shall the liability of the Investor hereunder exceed the net proceeds received by the Investor upon the sale of the Shares giving rise to such indemnification obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the consummation of the Transaction has not occurred on or before May 15, 2021; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. FSD shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

9. Trust Account Waiver. The Investor hereby acknowledges that FSD has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of FSD’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of FSD entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with FSD and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with FSD’s certificate of incorporation in respect of any redemptions by the Investor in respect of Shares acquired by any means other than pursuant to this Subscription Agreement. Nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with FSD to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

b. FSD may request from the Investor such additional information as FSD may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, FSD agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that FSD may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of FSD or a registration statement of FSD.

c. The Investor acknowledges that FSD, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify FSD and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify FSD and the Placement Agents if they are no longer accurate in all respects).

d. FSD, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns; provided that, as set forth in Sections 10(c) and 10(d) hereto, each Placement Agent shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto. h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m)OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(l).

m. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 10(m), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(m). All communications sent to FSD shall be sent to: FS Development Corp., 600 Montgomery Street, Suite 4500, San Francisco, California 94111, Attn: Jim Tananbaum, email: jim@foresitecapital.com, with a copy to: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

11. Disclosure. FSD shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby, all material terms of the Transaction and any other material, non-public information that FSD has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of FSD, the Investor shall not be in possession of any material, non-public information received from FSD or any of its officers, directors or employees. Notwithstanding the foregoing, FSD shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except as required by the federal securities laws, rules or regulations, and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the NYSE regulations, in which case FSD shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Investor regarding such disclosure.

12. Exculpation. The Investor agrees that none of (i) any other investor pursuant to any Other Subscription Agreement (including the respective controlling persons, officers, directors, partners, agents, or employees of any investor) or (ii) the Placement Agents, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees shall be liable to the Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Shares are to be registered (if different):	Date: ________, 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount:$	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by FSD in the Closing Notice.

IN WITNESS WHEREOF, FSD has accepted this Subscription Agreement as of the date set forth below.

By:
Name:
Title:

Date: , 2020

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please	check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please	check the applicable subparagraphs):

1.	☐ We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.	INSTITUTIONAL ACCOUNTS STATUS

☐	We are an “institutional account” (as defined in FINRA RULE 4512(c)).

D.	ACCREDITED INVESTOR STATUS

(Please	check the applicable subparagraphs):

1.	☐ I am an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ I am a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

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